SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 23, 2006

THE STUDIO ZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-129180	98-0470941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20313 93rd Avenue Langley, B.C. V1M 2M7 Canada
Canada
(Address of principal executive offices)
(604) 513-8681
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

By way of resolution execution on January 23, 2006, the Registrant's Board of Directors voted to sever ties with the offices of Armando C. Ibarra, CPA (the “Former Accountants”) as the Company’s principal accountants, effective immediately.

Also, by way of this same resolution, the Registrant's Board of Directors voted to approve the engagement of Peterson Sullivan, PLLC, of Seattle, Washington (the "New Accountants") as the principal accountants to audit the Company’s financial statements. By way of letter dated January 26, 2006, the New Accountants were formally engaged by the Company.

To date, the Company’s only filing has been a Form SB-2 Registration Statement via the EDGAR online system on October 21, 2005. However, upon further review, the financials submitted therewith must be revised to comply with all applicable rules and regulations. The New Accountants will promptly begin this task, and the amended financials will be filed as soon as this process has been completed.

A letter from the Former Accountants addressed to the Securities & Exchange Commission (“SEC”) stating that the Former Accountants agree with the statements contained herein has been filed as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 27, 2006

The Studio Zone, Inc.

By: /s/ Lynn Wahl
_______________________
Lynn Wahl
Chief Executive Officer